Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as an officer of Pro Squared, Inc. (the "Company"), for purposes of 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Annual Report of the Company on Form 10-K for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in such Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 23, 2005

/s/ Craig Crawford
------------------------
Craig Crawford
Chairman, Chief Executive Officer and Chief Financial Officer